UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2017

IMATION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128

(Address of principal executive offices, including zip code)

(651) 704-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 10, 2017, Imation Corp. (the “Company” or “we”) issued a press release announcing that the Board of Directors of the Company (the “Board”) approved a 1:10 reverse stock split to be effective after market close on January 21, 2017. The Board’s approval follows the previously disclosed approval of our stockholders at the special meeting of stockholders held on January 31, 2017. We also announced that we will change the name of the Company to “GlassBridge Enterprises, Inc.” The name change will be accomplished through a short-form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware to be effective on January 21, 2017. A subsidiary formed solely for the purpose of the name change will be merged with and into the Company, with the Company remaining as the surviving corporation in the merger. The merger will have the effect of amending the Company’s Restated Certificate of Incorporation for the sole purpose of reflecting the Company’s new legal name. We have furnished herewith as Exhibit 99.1 a copy of the press release.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMATION CORP.

Dated: February 10, 2017	By:	/s/ Danny Zheng
	Name:	Danny Zheng
	Title:	Interim Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated February 10, 2017.